                                                                   Exhibit 10.26


     THIRD SUPPLEMENTAL INDENTURE dated as of September 24, 1998, among Agrilink Foods, Inc. (formerly Curtice-Burns Foods, Inc., the successor by merger to PF Acquisition Corp.), a New York corporation (the "Company"), and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (the "Trustee").

     The parties to this Supplemental Indenture entered into an Indenture dated as of November 3, 1994, as supplemented by the First Supplemental Indenture dated as of November 3, 1994 and the Second Supplemental Indenture dated as of November 10, 1997 (as supplemented, the "Indenture"), among such parties, Pro-Fac Cooperative, Inc., a New York cooperative corporation ("Pro-Fac"), and the Subsidiary Guarantors named therein (the "Subsidiary Guarantors" and, together with Pro-Fac, the "Guarantors"), providing, among other things, for the authentication, delivery and administration of the Company's 12 1/4% Senior Subordinated Notes due 2005 (the "Securities").

     Pursuant to an Offer to Purchase and Consent Solicitation dated August 21, 1998 (the "Tender Offer"), the Company has offered to repurchase all of its existing Securities outstanding. Additionally, in connection with the Tender Offer, the Company proposed certain amendments (the "Proposed Amendments") to the Indenture.

     Pursuant to Section 9.2 of the Indenture, the Holders (as defined in the Indenture) of at least 75% of the outstanding principal amount of the Securities currently outstanding have approved such Proposed Amendments, as described in this Supplemental Indenture.

     The Company has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with the terms of the Indenture.

     In consideration of the premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

     SECTION 1. Amendments to Indenture. The Indenture is hereby amended as follows:

     1.1. The following Sections are eliminated from the Indenture in their entirety, and shall have no force and effect from the date of this Supplemental
Indenture:

     a. Section 4.8 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);

     b. Section 4.9 (Limitation on Liens);

     c. Section 4.10 (Limitation on Restricted Payments);

     d. Section 4.12 (Transactions with Affiliates);

     e. Section 4.13 (Limitation on Sale and Leaseback Transactions);








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                                                                   Exhibit 10.26

     f. Section 4.15 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries);

     g. Section 4.18 (Limitation on Certain Transactions with Pro-Fac); and

     h. Section 4.19 (Limitation on Other Senior Subordinated Indebtedness).

     1.2. Clause (i) of the second sentence of the definition of "Senior Indebtedness" in Section 1.1 of the Indenture is deleted in its entirety, and the Roman numerals (ii) and (iii) of the second sentence of such definition are deleted and replaced with the Roman numerals (i) and (ii), respectively. The definition of "Senior Indebtedness" is further amended by adding the following sentence at the end of such definition: "Senior Indebtedness may, at the option of the Company, include the following Indebtedness, which shall (if the Company so elects) rank senior in right to the Securities for all purposes under the
Indenture: (i) up to $200 million aggregate principal amount of the Company's Senior Subordinated Notes due 2008, if and when issued and (ii) up to $200 million aggregate principal amount in Indebtedness provided through a back-up or bridge facility, if and when arranged so long as such back-up or bridge facility is entered into in connection with the Acquisition (as defined in the Tender Offer) and the related transactions, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, restated, refunded, replaced or refinanced in whole or in part from time to time."

     1.3. Section 4.11 (Disposition of Proceeds of Asset Sales) of the Indenture is amended by deleting the first word "The" of subsection (a) thereof and replacing it with the words "From and after February 1, 2000, the" and deleting the parenthetical "(each of the foregoing, an "Asset Sale")" in subsection (a) thereof and replacing it with the parenthetical "(each of the foregoing that is consummated on or after February 1, 2000, an "Asset Sale")".

     1.4. Section 5.1 (When Company May Merge, Etc.) of the Indenture is amended by (i) deleting clause (iv) of the first sentence thereof in its entirety and deleting the word "and" preceding such clause (iv) and (ii) inserting the word "and" after the word "judgment;" and before clause (iii) of the first sentence of such Section.

     1.5. Section 6.1 (Events of Default) is amended by deleting subsections
(a)(v) and (a)(vii) thereof. Section 6.1 is further amended by deleting clause
(iii) from subsection (a) thereof and replacing it with the following:

     "(iii) failure by the Company or any Subsidiary to comply with the provisions of Section 5.1."

     SECTION 2. Notification to Holders. The Company shall notify the Holders (as defined in the Indenture) in accordance with Section 9.2 of the Indenture of the execution of this Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


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                                                                   Exhibit 10.26

     SECTION 3. Receipt by Trustee. In accordance with Section 7.2 of the Indenture, the parties acknowledge that the Trustee has received an Officers' Certificate and Opinion of Counsel (each as defined in the Indenture) as conclusive evidence that this Supplemental Indenture complies with the applicable requirements of the Indenture.

     SECTION 4. No Other Changes. Except as amended by this Supplemental Indenture, all of the provisions of the Indenture shall remain in full force and effect. The Indenture, as amended hereby, shall remain in full force and effect, in accordance with its terms.

     SECTION 5. Miscellaneous. All agreements of the Company and the Trustee, as amended hereby, shall bind the Company and the Trustee, respectively, and their respective successors. The parties may sign any number of counterparts of this Supplemental Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to principles of conflicts of law.

     SECTION 6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.


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                                                                   Exhibit 10.26

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                AGRILINK FOODS, INC.


                                By:  /s/ Dennis Mullen
                                   ---------------------------------------------
                                   Name:  Dennis Mullen
                                   Title:    President, CEO


                                IBJ SCHRODER BANK & TRUST COMPANY,
                                as Trustee


                                By: /s/ Terence Rawlins
                                   ---------------------------------------------
                                   Name:  Terence Rawlins
                                   Title:    Assistant Vice President


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                                                                   Exhibit 10.26

     Each Guarantor confirms that its Guarantee (as defined in the Indenture) shall apply to the Company's obligations under the Securities and the Indenture, as amended hereby, and acknowledges and agrees that such Guarantee is in full force and effect as of the date hereof.


                                     CURTICE-BURNS EXPRESS, INC.


                                     By: /s/ Earl L. Powers
                                        --------------------------------------
                                        Name:  Earl L. Powers
                                        Title: Vice President, Treasurer


                                     PRO-FAC HOLDING COMPANY OF IOWA, INC.


                                     By: /s/ Earl L. Powers
                                        --------------------------------------
                                        Name:  Earl L. Powers
                                        Title: Secretary


                                     SEASONAL EMPLOYERS, INC.


                                     By: /s/ Earl L. Powers
                                        -------------------------------------
                                        Name:  Earl L. Powers
                                        Title: Vice President, Treasurer


                                     KENNEDY ENDEAVORS, INCORPORATED


                                     By: /s/ Earl L. Powers
                                        -------------------------------------
                                        Name: Earl L. Powers
                                        Title: Vice President


                                     PRO-FAC COOPERATIVE, INC.


                                     By:  /s/ Earl L. Powers
                                         ------------------------------------
                                     Name:  Earl L. Powers
                                     Title: Vice President Finance

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